EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

      THIS SETTLEMENT AGREEMENT is entered into effective this 22 day of August, 1997, by and among Intelect Communications Systems Limited (the "Company"), Infinity Investors Ltd., a Nevis, West Indies corporation ("Infinity") and Seacrest Capital Limited, a Nevis, West Indies corporation ("Seacrest") (Infinity and Seacrest are collectively referred to herein as the "Holders").

      WHEREAS, the parties hereto have entered into that certain Convertible Securities Agreement (herein so called) dated as of October 15, 1996, pursuant to which the Holders subscribed for an aggregate principal amount of $5 million of Series A Convertible Debentures and an aggregate principal amount of $5 million of Series B Debentures (collectively the "Debentures");

      WHEREAS, in connection with the execution of the Convertible Securities Agreement and the Debentures, the parties entered into a Registration Rights Agreement (herein so called) dated October 15, 1996, and also entered into a Book Entry Transfer Agent Agreement (herein so called) dated October 15, 1996, by and among the parties and American Stock Transfer and Trust Company ("Transfer Agent") (the Convertible Securities Agreement, the Debentures, the Registration Rights Agreement, and the Book Entry Transfer Agent Agreement are sometimes collectively referred to herein as the "Debenture Documents");

      WHEREAS, the Holders have effected conversions of certain of the Debentures pursuant to the terms of the Debentures;

      WHEREAS, in May 1997, the Company declined to recognize certain notices of conversion of the Debentures because, among other things, the Company believed that further issuances of the Company's Common Stock, $.01 par value (the "Common Stock"), upon conversion of the Debentures would violate Rule 4460(i)(1)(C)(ii) of the Nasdaq Marketplace Rules (the "20% Rule"), and, since such time, the parties hereto have been in negotiations relating to, among other things, the conversion ratio applicable to the remaining Debentures; and

      WHEREAS, the parties desire to enter into this Agreement in full and final settlement of all disputes between them;

      NOW, THEREFORE, for and in consideration of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. CONVERSION OF EXISTING DEBENTURES. All conversions of the Debentures delivered to the Company by the Holders through May 6, 1997 and conversions in respect of 20,583 shares of the Company's Common Stock (on behalf of Infinity) and 2,287 shares of Common Stock (on behalf of Seacrest) of the May 7, 1997 conversions will be recognized at conversion prices therein stated. The balance of the May 7, 1997 conversion notice delivered to the Company by the
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Holders and the entire amount of the May 8, 1997 conversion notice delivered to the Company by the Holders will be converted at $2.00 per share. All such shares of Common Stock will bear the restrictive legend described in Section 3 hereof unless eligible for resale as described below. The exact amount of shares to be issued pursuant to this Section 1 and the conversion prices are attached hereto as Schedule 1 and incorporated herein by reference.

      2. ISSUANCE OF UNLEGENDED SHARES OF COMMON STOCK. Any shares of Common Stock issued to the Holders in respect of conversions delivered to the Company prior to May 1, 1997, and conversions in respect of 18,965 shares of Common Stock (on behalf of Infinity) and 20,885 shares of Common Stock (on behalf of Seacrest) delivered to the Company on May 2, 1997, will be issued without restrictive legends upon receipt of brokers confirmations in accordance with past practices.

      3. CONVERSION OF BALANCE OF EXISTING DEBENTURE FOR COMMON STOCK.

      (a) The remaining principal balance of the Debentures equaling $2,144,000 will be converted as of the date hereof for 428,800 shares of Common Stock at a per share conversion price of $5.00. Each certificate evidencing such shares shall bear a restrictive legend reading substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH THE APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SHARES WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

      (b) The Company represents and warrants that since October 15, 1996, the Company has not (i) subdivided (by stock split, stock dividend, or otherwise) its outstanding Common Stock into a great number of shares, or (ii) effected a recapitalization or reclassification of its outstanding Common Stock.

      4. RESALE LIMITATIONS. The Holders will be restricted from publicly reselling more than 125,000 shares of Common Stock (whether such shares have been issued to the Holders upon conversion of the Debentures, pursuant to the terms of this Agreement, or otherwise held by such Holders on the date hereof) during each calendar month commencing on the date hereof and ending October 31, 1997. Thereafter, such resale limit shall be increased to 250,000 shares of Common Stock per month.

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      5.    REGISTRATION RIGHTS.

       (a) The Company will file a registration statement on Form S-3 providing for the resale of the shares of the Company's Common Stock issuable to Infinity and Seacrest pursuant to this Agreement which are required to bear a restrictive legend pursuant to this Agreement. Infinity and Seacrest represent and warrant that they have sold certain of such shares issuable under this Agreement to Zug Investments, and Infinity and Seacrest will promptly provide notice to the Company of the number of such shares sold to Zug Investments. That number of shares sold to Zug Investments shall also be included in such Form S-3 Registration Statement. The Company will use its best efforts to cause such registration statement to be declared effective on or before the earlier of September 30, 1997 or 2 business days following receipt of a "no-review" or similar letter from the Securities and Exchange Commission.

      (b) Except as set forth below, the Company shall take all reasonable steps to keep the registration statement current and effective until the earlier of
(i) one year after the date hereof, (ii) the date on which the securities included in such registration statement (the "Registrable Securities") are transferable pursuant to Rule 144 of the Securities Act without the volume limitations set forth in such rule, and (iii) the date on which all of the Registrable Securities set forth in such registration statement have thereto been sold.

      (c) The Company may terminate or suspend the effectiveness of any registration statement to be filed pursuant to Section 5(a) one time for a period of not more than forty five (45) days if the Company shall deliver to the Holders a certificate signed by a Senior Vice President or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company the effectiveness of such a registration statement would (i) be seriously detrimental to the Company at such time, (ii) interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries or (iii) require any premature disclosure thereof.

      (d) To the extent permitted by law, the Company will indemnify each holder of Registrable Securities (as defined in the Registration Rights Agreement), each of its officers and directors and partners, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the

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Company of the Securities Act or any rule or regulation promulgated under the
Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each holder of Registrable Securities, each of its officers and directors and partners, and each person controlling each holder of Registrable Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by a holder of Registrable Securities, such controlling person or such underwriter specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability, or expense if settlement is effected without the consent of such holder of Registrable Securities (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to the applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

      (e) To the extent permitted by law, each holder of Registrable Securities will, if securities held by such holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to terms hereof, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other person selling the Company's securities covered by such registration statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by a holder of Registrable Securities of any rule or regulation promulgated under the Securities Act applicable to holders of Registrable Securities and relating to action or inaction required of holders of Registrable Securities in connection with any such registration, qualification or compliance, and

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will reimburse the Company, such other persons, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Securities specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of such holder of Registrable Securities (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of such holder of Registrable Securities under this subsection (e) shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such holder of Registrable Securities, unless such liability arises out of or is based on willful conduct by such holder of Registrable Securities. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of any underwriter, if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

      (f) Notwithstanding the foregoing paragraphs (d) and (e) of this Section, each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

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
      (g) If the indemnification provided for in this Section is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Security Holders") on the other from the offering of the Company's securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Security Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Security Holders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Security Holders on the other. The relative fault of the Company on the one hand and the Selling Security Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Security Holders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Security Holders agree that it would not be just and equitable if contribution pursuant to this Section were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions hereof. Notwithstanding the provisions of this Section, no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      6. WAIVER OF INTEREST. The holders hereby waive any and all unpaid interest payments payable to the Holders under the Debentures, including without limitation, the quarterly interest payments payable as of June 30, 1997.

      7. OTHER TERMS. For so long as the Holders own any Common Stock of the Company, unless such shall have been specifically invited in writing by the Company, neither they nor any of their affiliates (as such term is defined under the Securities Exchange Act of 1934, as amended (the "1934 Act") or representatives will, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate

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in, (i) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries; (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iii) any "solicitation" of "proxies" or become a "participant" or any "election contest" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company; (b) form, join or in any way participate in a "group" (as defined under the 1934 Act); (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company; (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. For purposes of this Section of Common Stock shall include any Common Stock issued in exchange for Common Stock of the Company in connection with the proposed change of domicile of the Company from Bermuda to Delaware.

      8.    FULL AND FINAL SETTLEMENT; MUTUAL RELEASES.

            a. The parties are entering into this Agreement in full and final settlement of all disputes between them arising under the Debenture Documents. Accordingly, the parties covenant and agree that this Agreement constitutes the full and final agreement between the parties relating to the subject matter of the Debenture Documents and that this Agreement supersedes the Debenture Documents. The Holders are accordingly surrendering to the Company upon execution of this Agreement all outstanding Debentures that they hold in exchange for delivery of the shares of Common Stock specified in Sections 1 through 3 above.

            b. The Holders, for and on behalf of themselves and their successors and assigns, do hereby release and forever discharge the Company, its affiliates and related entities, its successors, transferees, assigns, officers, directors, employees, agents, representatives, attorneys, and/or all other persons or entities in privity with it (the "Company Released Parties") from any and all claims, demands, causes of action of any kind or nature, whether known or unknown, liquidated or contingent, against the Company Released Parties, under the Debentures Documents or arising out of, related to, or connected with the transactions contemplated thereby (including, without limitation, any conversion or attempted conversion of the Debentures or sale or attempted sale of shares as Common Stock issuable in connection therewith).

            c. The Company, for and on behalf of itself and its successors and assigns, does hereby release and forever discharge the Holders, their affiliates and related entities, their successors, transferees, assigns, officers, directors, employees, agents, representatives, attorneys, and/or all other persons or entities in privity with them (the "Holders Released Parties") from and all claims, demands, causes of action of any kind or nature, whether known or unknown, liquidated or contingent, against the Holders Released Parties, under the Debenture Documents or arising out of, related to or connected

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      with the transactions contemplated thereby (including, without limitation, any conversion or attempted conversion of the Debentures or sale or attempted sale of shares as Common Stock issuable in connection therewith).

            d. The mutual releases set forth above shall not, however, alter or release any party hereto from compliance with the covenants and agreements set forth in this Agreement.

      9. TRANSFERABILITY. No party may assign this Agreement or the rights and obligations hereunder without the express written consent of the other parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors and assigns, including any corporation with which, or into which, a party hereto may be merged or which may succeed thereto.

      10. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Texas.

      11. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders.

      12. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth below or at such other address as either of the parties hereby may hereafter notify the other in writing.

To Company:       INTELECT COMMUNICATIONS SYSTEMS LIMITED
                  1100 Executive Drive
                  Richardson, Texas 75081
                  Telephone:  972-367-2100
                  Telecopy:  972-367-2271
                  Attention:  Herman Frietsch, Chairman and CEO

with a copy to:   Philip P. Sudan, Jr.
                  Ryan & Sudan, L.L.P.
                  909 Fannin, 39th Floor
                  Houston, Texas 77010
                  Telephone:  713-652-0501
                  Telecopy:  713-652-0503

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To Holders:       c/o HW Finance, LLC
                  4000 Thanksgiving Tower
                  1601 Elm Street
                  Dallas, Texas 75201
                  Telephone:  214-720-1689
                  Telecopy:  214-720-1662

with a copy to:   Victor B. Zanetti
                  Arter & Hadden
                  1717 Main Street, Suite 4100
                  Dallas, Texas 75201-4605
                  Telephone:  214-761-2100
                  Telecopy:  214-741-7139

      13. DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

      14. COUNTERPARTS. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      15. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective upon the date first set forth above.

                              INTELECT COMMUNICATIONS SYSTEMS LIMITED

                              By: /s/ EDWIN J. DUCAYET, JR.
                              Name:   Edwin J. Ducayet, Jr.
                              Title:  Vice President

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                              INFINITY INVESTORS, LTD.

                              By: /s/ CLARK K. HUNT
                              Name:   Clark K. Hunt
                              Title:  __________________________


                              SEACREST CAPITAL LIMITED

                              By: /s/ CLARK K. HUNT
                              Name:   Clark K. Hunt
                              Title:  __________________________

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                                   SCHEDULE 1

INFINITY INVESTORS LTD.:  NUMBER OF SHARES         CONVERSION PRICE PER SHARE
------------------------  ----------------         --------------------------

May 5-                        172,043                       $1.2788
May 6-                        232,728                       $1.2891
May 7-                        20,583                        $1.3148
May 7-                        286,469                       $2.00
May 8-                        325,000                       $2.00

SEACREST CAPITAL LIMITED:
-------------------------
May 5-                        23,460                        $1.2788
May 6-                        23,273                        $1.2891
May 7-                        2,287                         $1.3148
May 7-                        28,496                        $2.00
May 8-                        40,000                        $2.00

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